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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549

                               ----------------

                                  Form 8-K/A

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): October 30, 1998


                           NATIONAL MERCANTILE BANCORP
               (Exact Name of Registrant as Specified in Charter)


         California                     0-15982              95-3819685
  (State or Other Jurisdiction        (Commission          (IRS Employer
     of Incorporation)                File Number)        Identification No.)


                             1840 Century Park East
                          Los Angeles, California 90067
                    (Address of Principal Executive Offices)

                                (310) 277-2265
                        (Registrant's Telephone Number)

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Registrant's Report on Form 8-K dated October 30, 1998 is amended and restated in its entirety to read as follows:

Item 4.  Changes in Registrant's Certifying Accountant

     On October 30, 1998 National Mercantile Bancorp terminated the engagement of Deloitte & Touche LLP ("Deloitte") as its independent auditors. This decision was recommended by the Audit Committee of the Board of Directors of the Company and was approved by the Board of Directors of the Company.

     Deloitte's report on the Company's financial statements for the year ended December 31, 1996, contained a "going concern" qualification based on the failure of the Company's bank subsidiary to meet the leverage and tier one risk based capital requirement under regulatory agreements with the Federal Reserve Bank of San Francisco and the Office of the Comptroller of the Currency and possible further regulatory enforcement actions if the Company and the bank subsidiary were unable to comply with these agreements (these agreements were subsequently terminated).

     During the Company's two most recent fiscal years and the period commencing January 1, 1998 and ending October 30, 1998: (i) the Company had no disagreements with Deloitte, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) Deloitte did not advise the Company of any of the events requiring reporting in this Form 8-K under Item 304(a)(iv)(B).

     On October 30, 1998, the Company engaged Arthur Andersen LLP as its independent auditors to audit its financial statements for the year ending December 31, 1998. Prior to such engagement, the Company did not consult with Arthur Andersen regarding the application of accounting principles to a specific, completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits.

         (c).  Exhibit 16.   Letter of Deloitte & Touche LLP

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     November 20, 1998                 NATIONAL MERCANTILE BANCORP



                                       By: /s/ Joseph W. Kiley
                                          --------------------------
                                           Joseph W. Kiley, III
                                           Executive Vice President and
                                           Chief Financial Officer